THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LEGISLATION OF ANY STATE OF THE UNITED STATES. THIS SECURITY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE UNITED STATES, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT AND THE SECURITIES LEGISLATION OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE ACT.


                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                         EVANS ENVIRONMENTAL CORPORATION

                             Exercisable Commencing

                                  JULY 8, 1996

                                   VOID AFTER

                                  JULY 8, 1998


                     THIS CERTIFIES that, for value received, Karl-Heinz
Spoddig (the "Warrantholder"), is entitled, subject to the terms and conditions set forth in these Warrants, to purchase from EVANS ENVIRONMENTAL CORPORATION, a Colorado corporation (the "Company"), up to 126,000 fully paid and non-assessable shares of common stock of the Company (individually, a "Share" and collectively, the "Shares"), at any time commencing July 8, 1996 and continuing up to 5:00 p.m. (Miami time) on July 8, 1998 (the "Expiry Time") on payment of US$1.00 per Share. The exercise price payable hereunder from time to time shall be herein referred to as the "Exercise Price". The number of Shares which the Warrantholder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereafter provided. Except as provided herein, these Warrants shall not entitle the holder hereof to any rights as a shareholder of the Company, including, without limitation, voting rights.

1.                   EXERCISE OF WARRANTS

           (a) ELECTION TO PURCHASE. These Warrants may be exercised by the Warrantholder in whole or in part and in accordance with the provisions hereof by delivery of an election to purchase (the "Election to Purchase") in a form substantially the same as that attached hereto as Annex "1", properly completed and executed, together with payment of the Exercise Price, by certified cheque or bank draft, for the number of Shares specified in the Election to Purchase at the principal office of the Company at 99 Southeast Fifth Street, Fourth Floor, Miami, Florida, U.S.A. 33131 or such other address in the United States as may be notified in writing by the Company (the "Company Office").

           (b) EXERCISE. The Company shall, as promptly as practicable after it receives a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Shares specified in the Election to Purchase as fully paid and non- assessable shares of common stock. Such duly executed Election to Purchase shall constitute the Warrantholder's acknowledgement of and undertaking to comply to the reasonable satisfaction of the Company and its counsel, with all applicable laws, rules, regulations and policies of every stock exchange or similar market upon which the common stock of the Company may from time to time be listed, quoted or traded, and any other applicable regulatory authorities.

           (c) STOCK CERTIFICATES. As promptly as practicable after the Exercise Date, the Company shall issue and deliver to the Warrantholder, registered in such name or names as the Warrantholder may direct or if no such direction has been given, in the name of the Warrantholder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Warrantholder with respect to the number of the Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of the Shares represented thereby.

           (d) FRACTIONAL SHARES. No fractional Shares shall be issued upon exercise of these Warrants and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this section 1(d), be deliverable upon the exercise of these Warrants, the number of Shares to be issued to the Warrantholder upon the exercise of these Warrants shall be rounded up to the next whole number.

           (e) CORPORATE CHANGES. If the Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, these Warrants shall be adjusted so as to apply to the securities to which the holder of that number of Shares of the Company subject to the number of unexercised Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the number of unexercised Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the number of unexercised Warrants would have been entitled by reason of such Event.

           (f)       SUBDIVISION OR CONSOLIDATION OF COMMON STOCK

                     (i) In the event the Company shall subdivide its outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of common stock of the Company shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

                     (ii) Upon each adjustment of the Exercise Price as provided herein, the Warrantholder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of common stock which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

           (g) CHANGE OR RECLASSIFICATION OF COMMON STOCK. In the event the Company shall change or reclassify its outstanding shares of common stock into a different class of securities, the Warrants shall be adjusted as follows so as to apply to the successor class of securities:

                     (i) the number of the successor class of securities which the Warrantholder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the number of unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

                     (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the number of unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of Shares determined in paragraph 1(g)(i) hereof.

           (h) OFFERING TO SHAREHOLDERS. If and whenever at any time prior to the Expiry Time the Company shall fix a record date or if a date is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding shares of common stock of the Company entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase shares of common stock of the Company or securities convertible into or exchangeable for such shares at a price per share or, as the case may be, having a conversion or exchange price per share, less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of shares of common stock outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional shares of common stock offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, by the Fair Market Value, and of which the denominator shall be the total number of shares of common stock outstanding on such record date plus the total number of additional shares of common stock so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); shares of common stock owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of shares of common stock or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

           (i) ADDITIONAL SUBSCRIPTIONS. If at any time the Company grants to its shareholders the right to subscribe for and purchase PRO RATA additional securities of the Company (other than securities described in paragraph 1(h) hereof) or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Warrants in consequence thereof and the Warrants shall remain unaffected.

           (j) CARRY OVER OF ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% per Share.

           (k) NOTICE OF ADJUSTMENT. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Warrantholder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the number of unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Warrantholder there shall be transmitted promptly to the Warrantholder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

           (l)       OTHER NOTICES.  In case at any time:

                     (i) the Company shall declare any dividend upon its common stock;

                     (ii) the Company shall offer for subscription PRO RATA to the holders of its common stock any additional stock of any class or other rights;

                     (iii) there shall be any capital reorganisation or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                     then, in any one or more of such cases, the Company shall give to the Warrantholder (A) at least 20 days' prior written notice of the date on which a record date shall be established for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganisation, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganisation, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify (A) in the case of any such dividend, distribution or subscription rights, the date on which the holders of common stock shall be entitled thereto, and (B) the date on which the holders of common stock are to be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

           (m) STOCK TO BE AVAILABLE. The Company will at all times keep available out of its authorized common stock, solely for the purpose of issue upon the exercise of the Warrants, such number of shares of common stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants and agrees that all shares of common stock which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable. The Company will take all such action as may be necessary to assure that all such shares of common stock may be so issued without violation of any applicable requirements of any exchange or similar market upon which the common stock of the Company may be listed or quoted or in respect of which the common stock is qualified for unlisted trading privileges. The Company will take all such action as is within its power to assure that all such shares of common stock will be so issued without violation of any applicable law and shall make any required disclosure to the U.S. Securities and Exchange Commission and any other State of the United States in which disclosure is required in order to permit the free resale of such shares in the United States, subject to the 40 day hold period imposed by Regulation S under the Securities Act of 1933, as amended.

           (n) ISSUE TAX. The issuance of certificates for Shares upon the exercise of these Warrants shall be made without charge to the Warrantholder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

           (o) LISTING. The Company will, at its expense and as expeditiously as possible, use its best efforts to cause all Shares issuable upon the exercise of these Warrants to be duly listed or quoted on the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange (and any other stock exchange upon which the Shares may then be listed) prior to the issuance of such shares.

           (p) FAIR MARKET VALUE. For the purposes of any computation hereunder, the "Fair Market Value" at any date shall be the weighted average sale price per share for the common stock of the Company for any 20 consecutive trading days (selected by the Company) commencing not more than 25 trading days before such date on the NASDAQ Small Cap Market (or, if the NASDAQ Small Cap Market is not then the principal stock exchange or market in which the common stock is traded, on such principal exchange), or, if the stock in respect of which a determination of Fair Market Value is being made is not listed on any stock exchange or traded on any similar market, the Fair Market Value shall be determined by the directors acting reasonably, which determination shall be conclusive. The weighted average sale price shall be determined by dividing the aggregate sale price of all such stock sold on the said exchange during the said 20 consecutive trading days by the total number of shares of such stock so sold.

2.                   REPLACEMENT

                     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation or this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company will issue to the Warrantholder replacement Warrant Certificates (containing the same terms and conditions as this Warrant Certificate).

3.                   EXPIRY DATE

                     These Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Miami time) on July 8, 1998 or upon the happening of certain events as herein provided.

4.                   COVENANT

                     So long as these Warrants remain outstanding the Company covenants that it shall use its best efforts do or cause to be done all things necessary to maintain its status as a public reporting company not in default under the U.S. Securities Exchange Act of 1934.

5.                   INABILITY TO DELIVER SHARES

                     Notwithstanding any other provision hereof, if for any reason, other than the failure or default of the Warrantholder, the Company is unable to issue and deliver the Shares or other securities as contemplated herein to the Warrantholder upon the proper exercise by the Warrantholder of the Warrants to purchase any of the Shares covered by these Warrants, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Warrantholder, in cash, an amount equal to the difference between the Exercise Price and the Fair Market Value of such Shares or other securities on the Exercise Date.

6.                   ASSIGNMENT

                     The Warrantholder and the Company acknowledge and agree that these Warrants may be assigned or transferred by the Warrantholder at its option. Upon any such assignment or transfer, the Warrantholder shall furnish the Company with such information regarding the transferee as the Company may reasonably require to register these Warrants in the name of the transferee.

7.                   GOVERNING LAW

                     The laws of the State of Colorado shall govern these Warrants.

8.                   SUCCESSORS

                     These Warrants shall enure to the benefit of and shall be binding upon the Warrantholder and the Company and their respective successors.


                     IN WITNESS WHEREOF the Company has caused these Warrants to be signed by its duly authorised officers and its corporate seal hereto affixed.

                     DATED July 9, 1996.

                                          EVANS ENVIRONMENTAL CORPORATION


                                          By:/s/ CHARLES C. EVANS
                                            ------------------------------
                                            Charles C. Evans